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EXHIBIT 5(A)

April 19, 1996

Culbro Corporation
387 Park Avenue South
New York, New York 10016-8899

          Re:   Culbro Corporation
                REGISTRATION STATEMENT ON FORM S-8
Ladies and Gentlemen:

     As Senior Vice President, General Counsel and Secretary of Culbro Corporation (the "Company"), I am familiar with the Registration Statement, together with exhibits thereto, to be filed by the Company in connection with the registration of (i) 52,803 shares of Common Stock, $1 par value (the "Common Stock"), to be offered and sold to participants in the Company's 1991 Stock Plan (the "1991 Stock Plan"), (ii) 205,200 shares of Common Stock to be offered and sold to participants in the Company's 1992 Stock Plan (the "1992 Stock Plan"),
(iii) 42,000 shares of Common Stock to be offered and sold to participants in the Company's 1992 Stock Option Plan for Non-employee Directors (the "1992 Directors Plan"), (iv) 500,000 shares of Common Stock to be offered and sold to participants in the Company's 1996 Stock Plan (the "1996 Stock Plan"), (v) 25,000 shares of Common Stock to be offered and sold to participants in the Company's 1996 Stock Option Plan for Non-employee Directors (the "1996 Directors Plan"), and (vi) 125,000 shares of Common Stock to be offered and sold to Jay M. Green pursuant to the Employment Agreement, dated as of April 8, 1994, between the Registrant and Jay M. Green (the "Agreement" and, together with the 1991 Stock Plan, the 1992 Stock Plan, the 1992 Directors Plan, the 1996 Stock Plan and the 1996 Directors Plan, the "Plans"). I am familiar with the proceedings undertaken by the Company in connection with the Plans and the authorization of the respective issuances of Common Stock thereunder, and have examined such documents and such questions of law and fact as I have deemed necessary in order to express the opinions contained herein.

     Based on the foregoing, it is my opinion that, as of the date hereof, the 950,003 shares of Common Stock that may be issued by the Company pursuant to the Plans, when and if so issued in accordance with the respective terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

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                              Very truly yours,

                              /s/ A. Ross Wollen ESQ

                              A. ROSS WOLLEN, ESQ.